UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/21/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  -

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5555 S. Prince St.
Suite 200
Littleton, CO 80120
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On January 14, 2007, we issued an aggregate of 1,402,331 shares of common stock to seven (7) officers and directors of our company, for services rendered in lieu of a cash payment. The common stock was issued to seven U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933 [the "Act"]) relying on the exemptions from registration provided by Section 4(2) of the Act and upon Rule 506 of Regulation D of the Act. The shares are issued under our Incentive Stock Compensation Plan which was registered with the SEC on form S-8 in January 2007 and amended on December 6, 2007.

Also on January 14, 2007, we granted stock options to eight (8) officers, directors and consultants of our company to purchase an aggregate of 1,425,000 shares of our common stock at an exercise price of $0.35 per share, dated effective January 15, 2008. The stock options vest immediately as set forth in the stock option agreements dated January 15, 2008. A form of the stock option agreement was filed with Form 8-K dated January 3, 2007.

Item 8.01.    Other Events

Latest Drilling Results establishes link between Man & South Courtland areas of Hill Copper-Zinc Project

Item 9.01.    Financial Statements and Exhibits

News Release #08-02

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: January 21, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President & CEO